UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2015

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)

405 Park Avenue

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

American Realty Capital Hospitality Trust, Inc. (the "Company") previously filed a Current Report on Form 8-K on October 20, 2015 (the "Original Form 8-K") reporting its acquisition of 10 hotel assets from affiliates of Summit Hotel Properties, Inc. (“Summit”) for an aggregate purchase price of $150.1 million on October 15, 2015. The ten hotels are part of a portfolio of 26 hotels the Company intends to acquire from affiliates of Summit in three separate closings, the next two of which are scheduled to occur during the fourth quarter of 2015 and the first quarter of 2016, for an aggregate purchase price of approximately $347.4 million (the “Summit Portfolio”) . This Amended Current Report on Form 8-K/A is being filed solely for the purposes of amending the Original Form 8-K to provide the financial information related to the Summit Portfolio as required by Item 9.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Audited Combined Consolidated Financial Statements of Summit Hotels Property Portfolio as of December 31, 2014, and Unaudited Combined Consolidated Financial Statements of Summit Hotels Property Portfolio as of June 30, 2015

99.2	Unaudited Pro Forma Condensed Consolidated/Combined Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: November 10, 2015	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President